EXHIBIT 23.1



                         Consent of Independent Auditors
                         -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Penn Engineering & Manufacturing Corp. for the registration of 1,000,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of Penn Engineering & Manufacturing Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 13, 2001


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